July 24, 2019	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS FISCAL THIRD QUARTER
2019 RESULTS

•	Quarterly net revenues of $1.93 billion and quarterly earnings per diluted share of $1.80

•	Records for client assets under administration of $824.2 billion, financial assets under management of $143.1 billion and net loans at Raymond James Bank of $20.7 billion

•	Record number of Private Client Group financial advisors of 7,904, net increases of 185 over June 2018 and 42 over March 2019

•	Annualized return on equity for the quarter of 16.1% and annualized return on equity of 16.2% for the first three quarters of the fiscal year

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $1.93 billion and net income of $259 million, or $1.80 per diluted share, for the fiscal third quarter ended June 30, 2019. Net revenue growth of 5% over the prior year’s fiscal third quarter was largely attributable to higher Private Client Group assets in fee-based accounts and higher net interest income, primarily at Raymond James Bank. The 4% sequential increase in quarterly net revenues was mostly due to higher asset management and related administrative fees, which were partially offset by lower investment banking revenues following the record set in the preceding quarter. Business development expenses were flat with the prior year’s fiscal third quarter but increased $16 million over the preceding quarter, reflecting the timing of conferences and recognition events for financial advisors as well as an increase in advertising expenses.

During the fiscal third quarter, the firm repurchased approximately 1.04 million shares of common stock for $85 million at an average price of approximately $81.70 per share. Fiscal year to date, the firm has repurchased approximately 7.70 million shares of common stock for $591 million at an average price of approximately $76.70 per share. As of June 30, 2019, $373 million of availability remained under the $505 million share repurchase authorization announced on March 4, 2019.

For the first nine months of the fiscal year, record net revenues of $5.72 billion increased 6%, record earnings per diluted share of $5.30 increased 33%, and adjusted earnings per diluted share of $5.41(1) increased 13% compared to the first nine months of fiscal 2018.

“Our focus on serving advisors and their clients with industry-leading tools and resources continues to support the retention and recruitment of advisors across our affiliation options,” said Chairman and CEO Paul Reilly. “Consistent net financial advisor growth, along with market appreciation, led to records for client assets under administration and financial assets under management.”

Please refer to the footnotes at the end of this press release for additional information.

Segment Results

Private Client Group

•	Quarterly net revenues of $1.35 billion, up 6% over both the prior year’s fiscal third quarter and the preceding quarter

•	Quarterly pre-tax income of $140 million, up 6% over both the prior year’s fiscal third quarter and the preceding quarter

•	Record Private Client Group assets under administration of $787.4 billion, up 9% over June 2018 and 4% over March 2019

•	Record number of Private Client Group financial advisors of 7,904, up 185 over June 2018 and 42 over March 2019

Growth in quarterly net revenues was primarily attributable to higher assets in fee-based accounts, which was driven by the net addition of financial advisors, equity market appreciation and the increased utilization of fee-based accounts. Private Client Group assets in fee-based accounts reached a new record of $398.0 billion, increasing 16% over June 2018 and 5% over March 2019.

Clients’ domestic cash sweep balances of $38.2 billion decreased during the fiscal third quarter, largely due to quarterly fee payments, tax-related seasonality and increased allocations to other investments. Notwithstanding the decline in total clients’ domestic cash sweep balances, Raymond James Bank Deposit Program balances increased modestly during the quarter, as the remaining balances in the money market fund sweep options were converted in June.

“We generated a solid net increase in the number of financial advisors during the quarter as we remain focused on retaining and attracting high-quality financial advisors,” said Reilly. “Recruiting activity remains strong across all of our affiliation options.”

Capital Markets

•	Quarterly net revenues of $251 million, up 3% over the prior year’s fiscal third quarter and down 9% compared to the preceding quarter

•	Quarterly pre-tax income of $24 million, up 9% over the prior year’s fiscal third quarter and down 41% compared to the preceding quarter

The year-over-year increase in quarterly net revenues was primarily driven by higher fixed income brokerage revenues, partially offset by year-over-year declines in equity brokerage revenues and investment banking revenues. Sequentially, net revenues decreased from the preceding quarter, primarily due to lower M&A revenues following the record set in the preceding quarter.

“As expected, M&A revenues declined during the quarter following the record achieved during the first six months of the fiscal year,” said Reilly. “However, the pipeline for M&A activity remains healthy.”

Asset Management

•	Record quarterly net revenues of $177 million, up 5% over the prior year’s fiscal third quarter and 9% over the preceding quarter

•	Record quarterly pre-tax income of $65 million, up 12% over the prior year’s fiscal third quarter and 18% over the preceding quarter

•	Record financial assets under management of $143.1 billion, up 6% over June 2018 and 3% over March 2019

Record quarterly results for the Asset Management segment were attributable to the growth of financial assets under management, as equity market appreciation and net inflows into fee-based accounts in the Private Client Group more than offset net outflows at Carillon Tower Advisers.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank

•	Record quarterly net revenues of $215 million, up 14% over the prior year’s fiscal third quarter and 1% over the preceding quarter

•	Record quarterly pre-tax income of $138 million, up 6% over the prior year’s fiscal third quarter and 1% over the preceding quarter

•	Record net loans of $20.7 billion, up 9% over June 2018 and 3% over March 2019

•	Net interest margin of 3.37% for the quarter, up 7 basis points over the prior year’s fiscal third quarter and 2 basis points over the preceding quarter

Record quarterly results were driven by loan growth, net interest margin expansion and a loan loss benefit of $5 million, attributable to the substantial decrease in total criticized loans due to payoffs during the quarter. The year-over-year improvement of the Bank’s net interest margin was attributable to higher short-term interest rates.

“Our consistent performance has enabled record net revenues and adjusted earnings per diluted share for the first nine months of the fiscal year, which grew 6% and 13%, respectively, over the prior year,” said Reilly. “We enter the fiscal fourth quarter well positioned, with records for client assets under administration of $824 billion, total number of Private Client Group financial advisors of 7,904, and net loans at Raymond James Bank of $20.7 billion, as well as strong advisor recruiting and M&A pipelines.”

A conference call to discuss the results will take place tomorrow morning, Thursday, July 25th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-671-8037 (conference code: 4186923), or visit www.raymondjames.com/investor-relations/financial-information/quarterly-earnings for a live audio webcast. An audio replay of the call will be available at the same location until October 24, 2019.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,900 financial advisors. Total client assets are $824 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. 3rd Quarter Fiscal 2019	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Net revenues	$1,927	$1,837	$1,859	5%	4%
Pre-tax income (2)	$342	$318	$347	8%	(1)%
Net income (2)	$259	$232	$261	12%	(1)%

Earnings per common share: (3)
Basic	$1.84	$1.59	$1.85	16%	(1)%
Diluted	$1.80	$1.55	$1.81	16%	(1)%

	Nine months ended
$ in millions, except per share amounts	June 30, 2019	June 30, 2018	% change
Net revenues	$5,717	$5,375	6%
Pre-tax income (2)	$1,021	$961	6%
Net income (2)	$769	$594	29%

Earnings per common share: (3)
Basic	$5.42	$4.08	33%
Diluted	$5.30	$3.99	33%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$1,036	$965	7%
Adjusted net income (2)	$784	$714	10%
Adjusted earnings per share - basic (3)	$5.52	$4.91	12%
Adjusted earnings per share - diluted (3)	$5.41	$4.79	13%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
3rd Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Revenues: (4) (5)
Asset management and related administrative fees	$879	$790	$783	11%	12%
Brokerage revenues:
Securities commissions	358	395	349	(9)%	3%
Principal transactions	93	73	93	27%	—
Total brokerage revenues	451	468	442	(4)%	2%
Account and service fees	183	187	191	(2)%	(4)%
Investment banking	139	145	163	(4)%	(15)%
Interest income	321	271	324	18%	(1)%
Other	27	30	31	(10)%	(13)%
Total revenues	2,000	1,891	1,934	6%	3%
Interest expense	(73)	(54)	(75)	35%	(3)%
Net revenues	1,927	1,837	1,859	5%	4%
Non-interest expenses: (4) (5)
Compensation, commissions and benefits	1,277	1,208	1,225	6%	4%
Communications and information processing	92	89	94	3%	(2)%
Occupancy and equipment costs	55	49	53	12%	4%
Business development	57	57	41	—	39%
Investment sub-advisory fees	24	23	22	4%	9%
Professional fees (6)	22	20	17	10%	29%
Bank loan loss provision/(benefit)	(5)	5	5	NM	NM
Other	65	68	67	(4)%	(3)%
Total non-interest expenses	1,587	1,519	1,524	4%	4%
Income including noncontrolling interests and before provision for income taxes	340	318	335	7%	1%
Provision for income taxes	83	86	86	(3)%	(3)%
Net income including noncontrolling interests	257	232	249	11%	3%
Net loss attributable to noncontrolling interests	(2)	—	(12)	NM	83%
Net income attributable to Raymond James Financial, Inc.	259	232	261	12%	(1)%

Earnings per common share – basic (3)	$1.84	$1.59	$1.85	16%	(1)%
Earnings per common share – diluted (3)	$1.80	$1.55	$1.81	16%	(1)%
Weighted-average common shares outstanding – basic	140.4	145.6	140.8	(4)%	—
Weighted-average common and common equivalent shares outstanding – diluted	143.6	149.4	143.9	(4)%	—

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
3rd Quarter Fiscal 2019

Consolidated Statements of Income (Unaudited)

	Nine months ended
in millions, except per share amounts	June 30, 2019	June 30, 2018	% change
Revenues: (4) (5)
Asset management and related administrative fees	$2,527	$2,287	10%
Brokerage revenues:
Securities commissions	1,095	1,236	(11)%
Principal transactions	262	255	3%
Total brokerage revenues	1,357	1,491	(9)%
Account and service fees	559	535	4%
Investment banking	439	349	26%
Interest income	961	752	28%
Other	95	100	(5)%
Total revenues	5,938	5,514	8%
Interest expense	(221)	(139)	59%
Net revenues	5,717	5,375	6%
Non-interest expenses: (4) (5)
Compensation, commissions and benefits	3,767	3,557	6%
Communications and information processing	278	262	6%
Occupancy and equipment costs	159	149	7%
Business development	141	134	5%
Investment sub-advisory fees	70	68	3%
Professional fees (6)	61	48	27%
Bank loan loss provision	16	14	14%
Acquisition and disposition-related expenses (7)	15	4	275%
Other	205	178	15%
Total non-interest expenses	4,712	4,414	7%
Income including noncontrolling interests and before provision for income taxes	1,005	961	5%
Provision for income taxes	252	367	(31)%
Net income including noncontrolling interests	753	594	27%
Net loss attributable to noncontrolling interests	(16)	—	NM
Net income attributable to Raymond James Financial, Inc.	769	594	29%

Earnings per common share – basic (3)	$5.42	$4.08	33%
Earnings per common share – diluted (3)	$5.30	$3.99	33%
Weighted-average common shares outstanding – basic	141.8	145.2	(2)%
Weighted-average common and common equivalent shares outstanding – diluted	144.8	148.8	(3)%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Selected Key Metrics
3rd Quarter Fiscal 2019	(Unaudited)

	For the period ended
Total company ($ in millions, except per share amounts)	June 30, 2019		June 30, 2018	March 31, 2019
Total assets	$38,677		$36,364	$38,176
Total equity (2)	$6,502		$6,157	$6,366
Book value per share (8)	$46.54		$42.24	$45.34
Tangible book value per share (1) (8)	$42.18		$38.06	$41.10
Annualized return on equity - quarter (9)	16.1%		15.4%	16.7%
Annualized return on equity - year to date (9)	16.2%		13.6%	16.2%
Adjusted annualized return on equity - year to date (1) (9)	16.4%		16.0%	16.7%
Total compensation ratio - quarter (10)	66.3%		65.7%	65.9%
Total compensation ratio - year to date (10)	65.9%		66.2%	65.7%
Pre-tax margin on net revenues - quarter (11)	17.7%		17.3%	18.7%
Pre-tax margin on net revenues - year to date (11)	17.9%		17.9%	17.9%
Adjusted pre-tax margin on net revenues - year to date (1) (11)	18.1%		17.9%	18.3%

Total company capital ratios:
Tier 1 capital	24.2%	(12)	23.8%	24.3%
Total capital	25.2%	(12)	24.8%	25.3%
Tier 1 leverage	15.7%	(12)	15.6%	15.1%

Client asset metrics ($ in billions)	As of			% change from
	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Client assets under administration	$824.2	$754.3	$796.0	9%	4%
Private Client Group assets under administration	$787.4	$719.5	$760.0	9%	4%
Private Client Group assets in fee-based accounts	$398.0	$343.1	$378.4	16%	5%
Financial assets under management	$143.1	$135.5	$138.5	6%	3%

Private Client Group financial advisors	As of
	June 30, 2019	June 30, 2018	March 31, 2019
Employees	3,228	3,126	3,192
Independent contractors	4,676	4,593	4,670
Total advisors	7,904	7,719	7,862

Clients’ domestic cash sweep balances ($ in millions)	As of
	June 30, 2019	June 30, 2018	March 31, 2019
Raymond James Bank Deposit Program (“RJBDP”)
RJ Bank	$21,600	$19,014	$21,023
Third-party banks	14,425	16,971	14,343
Subtotal RJBDP	36,025	35,985	35,366
Money Market Funds	—	2,687	4,001
Client Interest Program	2,130	2,784	2,349
Total clients’ domestic cash sweep balances	$38,155	$41,456	$41,716

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Segment Results

	Three months ended			% change from
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Net revenues: (4)
Private Client Group	$1,351	$1,279	$1,271	6%	6%
Capital Markets	251	243	277	3%	(9)%
Asset Management	177	168	162	5%	9%
RJ Bank	215	188	212	14%	1%
Other (13)	(4)	(2)	—	(100)%	NM
Intersegment eliminations	(63)	(39)	(63)	NM	NM
Total net revenues	$1,927	$1,837	$1,859	5%	4%

Pre-tax income/(loss): (2)
Private Client Group	$140	$132	$132	6%	6%
Capital Markets	24	22	41	9%	(41)%
Asset Management	65	58	55	12%	18%
RJ Bank	138	130	136	6%	1%
Other (13)	(25)	(24)	(17)	(4)%	(47)%
Pre-tax income	$342	$318	$347	8%	(1)%

	Nine months ended
$ in millions	June 30, 2019	June 30, 2018	% change
Net revenues: (4)
Private Client Group	$3,978	$3,784	5%
Capital Markets	781	690	13%
Asset Management	513	482	6%
RJ Bank	630	532	18%
Other (13)	(2)	(3)	33%
Intersegment eliminations	(183)	(110)	NM
Total net revenues	$5,717	$5,375	6%

Pre-tax income/(loss): (2)
Private Client Group	$436	$445	(2)%
Capital Markets	77	43	79%
Asset Management	184	171	8%
RJ Bank	384	362	6%
Other (13)	(60)	(60)	—
Pre-tax income	$1,021	$961	6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Revenues: (5)
Asset management and related administrative fees	$718	$636	$638	13%	13%
Brokerage revenues:
Mutual and other fund products	147	172	145	(15)%	1%
Insurance and annuity products	105	97	99	8%	6%
Equities, ETFs and fixed income products	94	106	94	(11)%	—
Total brokerage revenues	346	375	338	(8)%	2%
Account and service fees:
Mutual fund and annuity service fees	85	85	82	—	4%
RJBDP fees: (14)
Third-party banks (4)	67	70	80	(4)%	(16)%
RJ Bank	44	24	42	83%	5%
Client account and other fees	32	30	27	7%	19%
Total account and service fees	228	209	231	9%	(1)%
Investment banking	10	9	8	11%	25%
Interest income	56	50	58	12%	(3)%
All other	3	8	9	(63)%	(67)%
Total revenues	1,361	1,287	1,282	6%	6%
Interest expense	(10)	(8)	(11)	25%	(9)%
Net revenues	1,351	1,279	1,271	6%	6%
Non-interest expenses:
Compensation, commissions and benefits	1,042	973	984	7%	6%
Non-compensation (4)	169	174	155	(3)%	9%
Total non-interest expenses	1,211	1,147	1,139	6%	6%
Pre-tax income	$140	$132	$132	6%	6%
Pre-tax margin on net revenues	10.4%	10.3%	10.4%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Private Client Group

	Nine months ended
$ in millions	June 30, 2019	June 30, 2018	% change
Revenues: (5)
Asset management and related administrative fees	$2,063	$1,843	12%
Brokerage revenues:
Mutual and other fund products	449	535	(16)%
Insurance and annuity products	308	308	—
Equities, ETFs and fixed income products	291	332	(12)%
Total brokerage revenues	1,048	1,175	(11)%
Account and service fees:
Mutual fund and annuity service fees	250	246	2%
RJBDP fees: (14)
Third-party banks (4)	215	198	9%
RJ Bank	127	67	90%
Client account and other fees	92	85	8%
Total account and service fees	684	596	15%
Investment banking	25	25	—
Interest income	170	140	21%
All other	19	24	(21)%
Total revenues	4,009	3,803	5%
Interest expense	(31)	(19)	63%
Net revenues	3,978	3,784	5%
Non-interest expenses:
Compensation, commissions and benefits	3,058	2,881	6%
Non-compensation (4)	484	458	6%
Total non-interest expenses	3,542	3,339	6%
Pre-tax income	$436	$445	(2)%
Pre-tax margin on net revenues	11.0%	11.8%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Revenues: (5)
Brokerage revenues:
Equity	$31	$41	$32	(24)%	(3)%
Fixed income	73	53	71	38%	3%
Total brokerage revenues	104	94	103	11%	1%
Investment banking: (4)
Equity underwriting	27	30	18	(10)%	50%
Merger & acquisition and advisory	78	85	118	(8)%	(34)%
Fixed income investment banking	24	21	20	14%	20%
Total investment banking	129	136	156	(5)%	(17)%
Interest income	10	9	9	11%	11%
Tax credit fund revenues	16	12	14	33%	14%
All other	2	1	3	100%	(33)%
Total revenues	261	252	285	4%	(8)%
Interest expense	(10)	(9)	(8)	11%	25%
Net revenues	251	243	277	3%	(9)%
Non-interest expenses:
Compensation, commissions and benefits	160	161	168	(1)%	(5)%
Non-compensation (4)	69	64	80	8%	(14)%
Total non-interest expenses	229	225	248	2%	(8)%
Income before taxes and including noncontrolling interests	22	18	29	22%	(24)%
Noncontrolling interests	(2)	(4)	(12)	50%	83%
Pre-tax income excluding noncontrolling interests	$24	$22	$41	9%	(41)%
Pre-tax margin on net revenues	9.6%	9.1%	14.8%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Capital Markets

	Nine months ended
$ in millions	June 30, 2019	June 30, 2018	% change
Revenues: (5)
Brokerage revenues:
Equity	$105	$123	(15)%
Fixed income	201	190	6%
Total brokerage revenues	306	313	(2)%
Investment banking: (4)
Equity underwriting	72	66	9%
Merger & acquisition and advisory	279	200	40%
Fixed income investment banking	63	58	9%
Total investment banking	414	324	28%
Interest income	29	24	21%
Tax credit fund revenues	49	40	23%
All other	9	10	(10)%
Total revenues	807	711	14%
Interest expense	(26)	(21)	24%
Net revenues	781	690	13%
Non-interest expenses:
Compensation, commissions and benefits	486	471	3%
Non-compensation (4) (7)	236	185	28%
Total non-interest expenses	722	656	10%
Income before taxes and including noncontrolling interests	59	34	74%
Noncontrolling interests	(18)	(9)	(100)%
Pre-tax income excluding noncontrolling interests	$77	$43	79%
Pre-tax margin on net revenues	9.9%	6.2%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Revenues: (5)
Asset management and related administrative fees
Managed programs	$120	$118	$109	2%	10%
Administration and other	45	39	40	15%	13%
Total asset management and related administrative fees	165	157	149	5%	11%
Account and service fees	8	9	10	(11)%	(20)%
All other	4	2	3	100%	33%
Net revenues	177	168	162	5%	9%
Non-interest expenses:
Compensation and benefits	47	45	45	4%	4%
Non-compensation	64	63	62	2%	3%
Total non-interest expenses	111	108	107	3%	4%
Income before taxes and including noncontrolling interests	66	60	55	10%	20%
Noncontrolling interests	1	2	—	(50)%	—
Pre-tax income excluding noncontrolling interests	$65	$58	$55	12%	18%
Pre-tax margin on net revenues	36.7%	34.5%	34.0%

	Nine months ended
$ in millions	June 30, 2019	June 30, 2018	% change
Revenues: (5)
Asset management and related administrative fees
Managed programs	$346	$336	3%
Administration and other	129	114	13%
Total asset management and related administrative fees	475	450	6%
Account and service fees	27	22	23%
All other	11	10	10%
Net revenues	513	482	6%
Non-interest expenses:
Compensation and benefits	135	127	6%
Non-compensation	191	177	8%
Total non-interest expenses	326	304	7%
Income before taxes and including noncontrolling interests	187	178	5%
Noncontrolling interests	3	7	(57)%
Pre-tax income excluding noncontrolling interests	$184	$171	8%
Pre-tax margin on net revenues	35.9%	35.5%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

RJ Bank

	Three months ended			% change from
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Revenues:
Interest income	$246	$205	$247	20%	—
Interest expense	(38)	(25)	(42)	52%	(10)%
Net interest income	208	180	205	16%	1%
All other	7	8	7	(13)%	—
Net revenues	215	188	212	14%	1%
Non-interest expenses:
Compensation and benefits	13	12	12	8%	8%
Loan loss provision/(benefit)	(5)	5	5	NM	NM
RJBDP fees to PCG	44	24	42	83%	5%
All other	25	17	17	47%	47%
Total non-interest expenses	77	58	76	33%	1%
Pre-tax income	$138	$130	$136	6%	1%
Pre-tax margin on net revenues	64.2%	69.1%	64.2%

	Nine months ended
$ in millions	June 30, 2019	June 30, 2018	% change
Revenues:
Interest income	$732	$571	28%
Interest expense	(122)	(56)	118%
Net interest income	610	515	18%
All other	20	17	18%
Net revenues	630	532	18%
Non-interest expenses:
Compensation and benefits	36	31	16%
Loan loss provision	16	14	14%
RJBDP fees to PCG	127	67	90%
All other	67	58	16%
Total non-interest expenses	246	170	45%
Pre-tax income	$384	$362	6%
Pre-tax margin on net revenues	61.0%	68.0%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
3rd Quarter Fiscal 2019	(Unaudited)

Other

	Three months ended			% change from
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019
Revenues:
Interest income	$12	$11	$14	9%	(14)%
Gains on private equity investments	2	3	2	(33)%	—
All other	1	2	3	(50)%	(67)%
Total revenues	15	16	19	(6)%	(21)%
Interest expense	(19)	(18)	(19)	6%	—
Net revenues	(4)	(2)	—	(100)%	NM
Non-interest expenses	22	20	17	10%	29%
Loss before taxes and including noncontrolling interests	(26)	(22)	(17)	(18)%	(53)%
Noncontrolling interests	(1)	2	—	NM	—
Pre-tax loss excluding noncontrolling interests	$(25)	$(24)	$(17)	(4)%	(47)%

	Nine months ended
$ in millions	June 30, 2019	June 30, 2018	% change
Revenues:
Interest income	$42	$28	50%
Gains on private equity investments	8	21	(62)%
All other	5	4	25%
Total revenues	55	53	4%
Interest expense	(57)	(56)	2%
Net revenues	(2)	(3)	33%
Non-interest expenses	59	55	7%
Loss before taxes and including noncontrolling interests	(61)	(58)	(5)%
Noncontrolling interests	(1)	2	NM
Pre-tax loss excluding noncontrolling interests	$(60)	$(60)	—

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	RJ Bank Selected Key Metrics
3rd Quarter Fiscal 2019	(Unaudited)

Raymond James Bank ($ in millions)	As of
	June 30, 2019	June 30, 2018	March 31, 2019
Total assets	$25,668	$22,987	$24,925
Total equity	$2,198	$1,968	$2,136
Bank loans, net	$20,691	$18,988	$20,135
Allowance for loan losses	$215	$196	$218
Allowance for loan losses as a % of loans held for investment	1.03%	1.03%	1.08%
Total nonperforming assets	$56	$37	$61
Nonperforming assets as a % of total assets	0.22%	0.16%	0.25%
Total criticized loans	$197	$238	$246
Criticized loans as a % of loans held for investment	0.95%	1.24%	1.21%

	Three months ended			% change from		Nine months ended
$ in millions	June 30, 2019	June 30, 2018	March 31, 2019	June 30, 2018	March 31, 2019	June 30, 2019	June 30, 2018	% change
Bank loan loss provision/(benefit)	$(5)	$5	$5	NM	NM	$16	$14	14%
Net charge-offs/(recoveries)	$(1)	$4	$6	NM	NM	$4	$8	(50)%

	As of
	June 30, 2019		June 30, 2018	March 31, 2019
RJ Bank capital ratios:
Tier 1 capital	12.8%	(12)	12.5%	12.8%
Total capital	14.1%	(12)	13.8%	14.1%
Tier 1 leverage	8.8%	(12)	8.9%	8.6%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	RJ Bank Selected Key Metrics
3rd Quarter Fiscal 2019	(Unaudited)

Raymond James Bank Net Interest Analysis

	Three months ended
	June 30, 2019			June 30, 2018			March 31, 2019
$ in millions	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$998	$5	2.36%	$660	$4	1.79%	$1,391	$9	2.40%
Available-for-sale securities	2,901	18	2.41%	2,534	14	2.11%	2,876	17	2.43%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	8,278	98	4.68%	7,647	85	4.40%	8,160	97	4.76%
Commercial real estate construction loans	248	4	5.45%	182	2	5.23%	197	3	5.70%
Commercial real estate loans	3,359	39	4.53%	3,259	34	4.15%	3,379	40	4.73%
Tax-exempt loans (15)	1,291	9	3.35%	1,191	8	3.41%	1,280	8	3.34%
Residential mortgage loans	4,127	34	3.32%	3,514	27	3.10%	3,979	34	3.33%
Securities-based loans and other	3,125	36	4.64%	2,741	29	4.26%	3,066	37	4.71%
Loans held for sale	118	1	4.78%	109	1	4.34%	144	1	4.26%
Total loans, net	20,546	221	4.30%	18,643	186	4.04%	20,205	220	4.38%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	168	2	4.42%	133	1	4.53%	153	1	4.44%
Total interest-earning banking assets	24,613	246	4.00%	21,970	205	3.75%	24,625	247	4.04%
Total interest-bearing banking liabilities	22,445	38	0.69%	19,962	25	0.49%	22,397	42	0.77%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,168	$208		$2,008	$180		$2,228	$205
Net interest margin (net yield on interest-earning banking assets)			3.37%			3.30%			3.35%

	Nine months ended
	June 30, 2019			June 30, 2018
$ in millions	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,231	$21	2.33%	$1,040	$12	1.48%
Available-for-sale securities	2,831	51	2.39%	2,358	36	2.00%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial loans	8,065	286	4.67%	7,538	237	4.15%
Commercial real estate construction loans	205	9	5.58%	166	6	5.03%
Commercial real estate loans	3,433	120	4.60%	3,160	95	3.97%
Tax-exempt loans (15)	1,285	26	3.34%	1,126	22	3.41%
Residential mortgage loans	3,999	100	3.32%	3,363	78	3.08%
Securities-based loans	3,098	109	4.64%	2,594	78	3.98%
Loans held for sale	149	5	4.87%	123	3	3.83%
Total loans, net	20,234	655	4.32%	18,070	519	3.85%
Federal Home Loan Bank stock, Federal Reserve Bank stock and other	163	5	4.27%	138	4	4.13%
Total interest-earning banking assets	24,459	732	3.99%	21,606	571	3.54%
Total interest-bearing banking liabilities	22,307	122	0.73%	19,687	56	0.37%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$2,152	$610		$1,919	$515
Net interest margin (net yield on interest-earning banking assets)			3.32%			3.20%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
3rd Quarter Fiscal 2019

Reconciliation of GAAP measures to non-GAAP measures (Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. In the table below, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Nine months ended
$ in millions, except per share amounts	June 30, 2019	June 30, 2018
Net income: (2)	$769	$594
Non-GAAP adjustments:
Acquisition and disposition-related expenses (7)	15	4
Tax effect of non-GAAP adjustments	—	(1)
Impact of the Tax Act (16)	—	117
Total non-GAAP adjustments, net of tax	15	120
Adjusted net income	$784	$714
Less allocation of earnings and dividends to participating securities	(1)	(1)
Adjusted net income attributable to Raymond James Financial, Inc. common shareholders	$783	$713

Pre-tax income: (2)	$1,021	$961
Pre-tax non-GAAP adjustments (as detailed above)	15	4
Adjusted pre-tax income	$1,036	$965
Pre-tax margin on net revenues (11)	17.9%	17.9%
Adjusted pre-tax margin on net revenues (11)	18.1%	17.9%
Earnings per common share: (3)
Basic	$5.42	$4.08
Diluted	$5.30	$3.99
Adjusted basic	$5.52	$4.91
Adjusted diluted	$5.41	$4.79
Return on equity:
Average equity (17)	$6,345	$5,844
Annualized return on equity (9)	16.2%	13.6%
Adjusted average equity (17)	$6,356	$5,934
Adjusted annualized return on equity (9)	16.4%	16.0%

	As of
	June 30, 2019	June 30, 2018	March 31, 2019
Book value per share:
Total equity (2)	$6,502	$6,157	$6,366
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	635	642	630
Deferred tax assets	(26)	(32)	(35)
Tangible total equity	$5,893	$5,547	$5,771
Common shares outstanding	139.7	145.8	140.4
Book value per share (8)	$46.54	$42.24	$45.34
Tangible book value per share (8)	$42.18	$38.06	$41.10

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
3rd Quarter Fiscal 2019

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018.

2.	Excludes noncontrolling interests.

3.
Computed by dividing net income attributable to Raymond James Financial, Inc. (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per share, computed by dividing adjusted net income attributable to Raymond James Financial, Inc. (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

4.
Effective October 1, 2018, we adopted ASU 2014-09 “Revenues from Contracts With Customers”.  As a result of adoption, we have changed the presentation of certain costs related to investment banking transactions and certain administrative costs associated with RJBDP from a net presentation within revenues to a gross presentation.  These changes were made on a prospective basis beginning with our first fiscal quarter of 2019 and did not have an impact on our pre-tax income.  The related expenses, which were previously netted against Investment banking revenues and Account and service fees, are now presented in Professional fees and Other expenses in our Consolidated Statements of Income.

5.
We have reclassified certain revenues among income statement line items and renamed certain line items. See the Report on Form 8-K dated November 28, 2018 (available at www.sec.gov) for additional information. In addition, we have reclassified certain expenses between income statement line items and present Professional fees separately from Other. Prior period results have been conformed to the current presentation.

6.
Professional fees include audit fees, non-technology-related consulting fees and external legal fees (excluding legal or regulatory provisions) which were previously included within Other expense in our Consolidated Statements of Income. Professional fees also include, prospectively upon adoption of new accounting guidance on October 1, 2018, deal-related expenses which were previously netted against Investment banking revenues.

7.
The current fiscal year period includes a loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities and the prior fiscal year period includes expenses associated with our November 2017 acquisition of Scout Investments and its Reams Asset Management division.

8.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

9.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

10.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

11.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

12.	Estimated.

13.	The Other segment includes the results of our private equity investments, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt.

14.
We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at RJ Bank and various third-party banks. Fees earned by PCG on RJ Bank deposits are eliminated in consolidation.

15.	The average yield is presented on a tax-equivalent basis for each respective period.

16.
The impact of the Tax Act includes the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.

17.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by four. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.